Exhibit 10.1
[Shire Letterhead]

September 19, 2016

Mr. Matthew Plunkett
CTI BioPharma, Inc.
3103 Western Avenue
Suite #600
Seattle, WA 98121

Re: Side Letter on Term Sheet Timing Issues

Dear Mr. Plunkett:

Pursuant to Section 16.7 of the Development, Commercialization and License Agreement, dated November 14, 2013, as amended (the “DCLA”), this letter, for good and valuable consideration, amends that agreement. The parties hereby agree that, notwithstanding anything to the contrary in the DCLA, if, within thirty (30) days after the date hereof, the parties are unable to reach a final signed agreement reflecting the terms contained within the nonbinding Term Sheet agreed to between the parties as of September 19, 2016, then for purposes of computing any applicable termination period(s) and deadlines under Section 15.2 of the DCLA, September 13, 2016 shall be deemed the effective date of the notice of termination of the DCLA by Baxalta (but for the avoidance of doubt shall not be the effective date of the termination of the DCLA) and the termination notice of September 13, 2016 shall be revived.

IN WITNESS WHEREOF, the Parties have executed this Side Letter.

CTI BIOPHARMA CORP.
By:/s/ Matthew Plunkett
Name: Matthew Plunkett
Title:     EVP, Chief Business Officer

BAXALTA US INC. (on behalf of itself and its affiliates)
By:/s/ Michael J. Bolton
Name: Michael J. Bolton
Title: Head Counsel US Oncology & BioSimilars